Exhibit 23

                 VITALE, CATURANO & COMPANY LTD.


     INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



To the Board of Directors and Stockholders of BayCorp Holdings, Ltd.:

We hereby consent to the incorporation by reference in (i) Registration Statement on Form S-3 (File No. 333-24281), (ii) Registration Statement on Form S-8 (File No. 333 -24269), (iii) Registration Statement on Form S-8 (File No. 333-42016), and (iv) Registration Statement on Form S-8 (File No. 333-71976) of BayCorp Holdings, Ltd. and its subsidiaries (the "Company") of our report dated February 11, 2005 (except for certain matters discussed in paragraph 6 of note 1A and note 8 as to which the date is March 16, 2005) relating to the consolidated financial statements of the Company as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 appearing in this amended Annual Report on Form 10-K/A for the year ended December 31, 2004.



/s/ VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.


Boston, Massachusetts
September 28, 2005




















80 City Square, Boston, MA 02129-3742
617-919-9000  FX 617-912-9001  wwww.vitale.com